UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 10, 2010

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, California  94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 10, 2010, Geeknet, Inc. (the “Company”) filed a Form 8-K (the “Original Filing”) to report that Robert Bowman and Michael Sileck resigned as members of the Board of Directors (the “Board”) of the Company and that as a result of such resignations, the audit committee of the Board (the “Audit Committee) has been reduced from three independent directors to one, resulting in non-compliance with the audit committee requirement for continued listing on NASDAQ Stock Market ("NASDAQ").  The Company is amending the Original Filing to provide an update with respect to its discussions with NASDAQ.

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 11, 2010, the Company notified the staff of the NASDAQ Listing Qualifications Department of its non-compliance with the provisions of NASDAQ Listing Rule 5605(c)(2)(A).  The Company indicated that although the Company is seeking qualified candidates to serve on the Board and the Audit Committee and is planning to fill such vacancies by August 25, 2010, the Company intends to appoint at least one director by August 25, 2010 and avail itself of the cure period set forth in NASDAQ Listing Rule 5605(c)(4)(B) if necessary.  The Company further indicated that it expects to regain compliance with the provisions of NASDAQ Listing Rule 5605(c)(2)(A) as soon as reasonably practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President and Chief Financial Officer

Date:  August 13, 2010